SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 17, 2007

________________________

ZAP
(Exact name of registrant as specified in Charter)

California	001-32534	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA	95401
(Address of Principal Executive Offices)	(Zip Code)

(707) 525-8658
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2007, ZAP entered into a shareholders’ agreement to form a joint venture with Youngman Automobile Co., Ltd. (“Youngman”) also known as Youngman Automotive Group, a leading maker of luxury motor coaches and high-quality commercial trucks in China.  ZAP and Youngman have agreed to pursue the joint venture under EV Holdings Limited, a newly formed corporation based in Hong Kong (“EV Holdings”).

Under the agreement, ZAP and Youngman will jointly pursue the manufacture, marketing and distribution of electric and hybrid vehicles for the worldwide passenger car, truck and bus markets.  The joint venture, EV Holdings, will also focus on the development and manufacturing of electric charging infrastructure.  The joint venture partners have agreed to invest a total of USD $100 million into the new joint venture by December 31, 2008.  The agreement also provides that Youngman shall have rights to control the manufacturing of products licensed by EV Holdings, and that EV Holdings will sell its products to ZAP and Youngman for resale within exclusive territories worldwide.

Albert Lam, currently the CEO of Lotus Engineering, has been appointed by ZAP and Youngman to serve as Chairman of the Board of Directors of EV Holdings, which shall initially consist of three directors. ZAP CEO Steven Schneider also agreed to serve as a director on the board, and a third director shall be selected and appointed by Youngman.

The shareholders agreement for EV Holdings provides that the company will reserve shares for future grant to key employees, on terms to be set from time to time by its board of directors.

The shareholders agreement may be terminated by either ZAP or Youngman with 90 days advance notice if the other party materially breaches the agreement, liquidates, or undergoes a change of corporate control.

A copy of the shareholders agreement is included with this current report on Form 8-K as Exhibit 10.1, and the description set forth above is qualified in its entirety with reference to the full text of the agreement.   Also attached as Exhibit 99.1 is a Chinese language translation of the agreement, provided however, the English version of the shareholders agreement has been executed by the parties and is deemed to be the controlling version.

Item 9.01. Financial Statements and Exhibits

Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Shareholders Agreement dated September 17, 2007 by and among ZAP, Youngman Automobile Co., Ltd. and EV Holdings Limited
99.1	Chinese Translation of Shareholders Agreement dated September 17, 2007 by and among ZAP, Youngman Automobile Co., Ltd. and EV Holdings Limited
99.2	Press Release dated September 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: September 21, 2007	By: /s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer